Exhibit 8.1

DIRECTORY (BY SEGMENT)

Operations in Japan

	Principal Business	Established (Acquired)	ORIX Ownership
Corporate Financial Services
ORIX Corporation	Leasing, Lending, Other Financial Services	Apr. 1964
Tokyo Sales Headquarters Kinki (Osaka) Sales Headquarters District Sales Headquarters OQL Headquarters
ORIX Alpha Corporation	Leasing, Lending	Mar. 1972	100%
Sun Leasing Corporation*1	Medical Equipment Leasing	(Sept. 1999)	100%
Momiji Lease Corporation	Leasing	(Mar. 2002)	95%
Nittetsu Lease Co., Ltd.	Leasing, Lending, Other Financial Services	(Jul. 2002)	90%
ORIX Kitakanto Corporation*2	Leasing, Lending, Other Financial Services	(Jan. 2005)	95%
Automobile Operations
ORIX Auto Corporation*3	Automobile Leasing & Rentals	Jun. 1973	100%
Rental Operations
ORIX Rentec Corporation ORIX Rentec (Singapore) Pte. Limited (Singapore)	Rentals of Test, Measurement and IT-Related Equipment	Sep. 1976 Oct. 1995	100 100	% %
ORIX Rentec (Malaysia) Sdn. Bhd. (Malaysia)		Nov. 1996	94%
ORIX Rentec (Korea) Corporation (South Korea)		Apr. 2001	100%
ORIX Rentec (Tianjin) Corporation (China)		Aug. 2004	80%
Real Estate-Related Finance
ORIX Corporation Real Estate Finance Headquarters	Real Estate-Related Finance	Apr. 1964
ORIX Trust and Banking Corporation	Trust & Banking Services, Housing Loans	(Apr. 1998)	100%
ORIX Asset Management & Loan Services Corporation	Loan Servicing	Apr. 1999	100%
ORIX Asset Management Corporation	REIT Asset Management	Sep. 2000	100%
Real Estate
ORIX Corporation Real Estate Business Headquarters	Real Estate Development & Management	Apr. 1964
ORIX Estate Corporation	Real Estate, Leisure Facility & Driving School Management	(Dec. 1986)	100%
BlueWave Corporation	Training Facility & Hotel Management	Aug. 1991	100%
ORIX Real Estate Corporation*3	Real Estate Development & Management	Mar. 1999	100%

	Principal Business	Established (Acquired)	ORIX Ownership
ORIX Golf Corporation	Golf Course Development & Management	Jul. 2000	100%
ORIX Facilities Corporation	Integrated Facilities Management	(Sep. 2001)	85%
Life Insurance
ORIX Life Insurance Corporation*3	Life Insurance	Apr. 1991	100%
Other
ORIX Corporation Investment Banking Headquarters*4 Alternative Investment & Development Headquarters	Investment Banking	Apr. 1964
ORIX Insurance Services Corporation	Casualty & Life Insurance Agency	Sep. 1976	100%
ORIX Credit Corporation*5	Card Loans	Jun. 1979	100%
*[1]	Sun Leasing Corporation was merged into ORIX Corporation on April 1, 2005.
*[2]	ORIX purchased Kitakanto Lease Company Limited from the Ashikaga Financial Group, Inc. in January 2005 and the name was changed to ORIX Kitakanto Corporation in April 2005.
*[3]	Indicates a “significant” subsidiary.
*[4]	Of the businesses conducted by the Investment Banking Headquarters, the aircraft finance and ship finance activities are recorded in the “Asia, Oceania and Europe” segment.
*[5]	ORIX Club Corporation was merged into ORIX Credit Corporation on April 1, 2004.

	Principal Business	Established (Acquired)	ORIX Ownership
ORIX Capital Corporation	Venture Capital	Oct. 1983	100%
ORIX Securities Corporation	Securities Brokerage & Online Trading	(Mar. 1986)	100%
ORIX Baseball Club Co., Ltd.	Professional Baseball Team Management	(Oct. 1988)	80%
ORIX COMMODITIES Corporation	Securities & Commodity Futures Trading	Jan. 1990	100%
ORIX Eco Services Corporation	Environmental Management & Consulting Services	Apr. 1998	100%
ORIX Interior Corporation	Sale & Manufacture of Interior Furnishings	Oct. 1998	100%
ORIX Investment Corporation	Alternative Investment	Jun. 1999	100%
ORIX Resource Recycling Services Corporation	Waste Recycling	Sep. 2002	100%
ORIX M&A Solutions Corporation	M&A & Corporate Restructuring Advisory Services	Feb. 2003	100%
Kuribayashi Leasing Co., Ltd.	Leasing	(Apr. 1977)	35%
The Chugin Lease Company Limited	Leasing	Apr. 1982	30%
YAMAGUCHI LEASE CO., LTD.	Leasing	May 1983	35%

8.1-2

	Principal Business	Established (Acquired)	ORIX Ownership
Hokugin Lease Co., Ltd.	Leasing	Jul. 1983	30%
Nissay Leasing Co., Ltd.	Leasing	Mar. 1984	30%
The Minato Leasing Co., Ltd.	Leasing	Jun. 1984	35%
The Torigin Leasing Co., Ltd.	Leasing	Oct. 1984	45%
Hyakugo Leasing Company Limited	Leasing	Oct. 1984	45%
Tokugin ORIX Co., Ltd.	Leasing	Nov. 1984	30%
Shigagin Leasing Capital Co., Ltd.	Leasing	May 1985	34%
Sengin Sogo Leasing Co., Ltd.	Leasing	Oct. 1985	29%
Kagawagin Leasing Co., Ltd.	Leasing	May 1986	30%
YAMAGUCHI MORTGAGE CO., LTD.	Mortgage Lending	Jul. 1989	40%
Casco Co., Ltd.	Consumer Loans	(May 1999)	40%
ORIX Insurance Planning Corporation	Agency Sales & Development of Non-Life Insurance Products	Sep. 1999	50%
ORIX Headquarter Functions (Not included in Segment Financial Information)
ORIX Corporation International Headquarters	Administration of Overseas Activities	Apr. 1964
ORIX Computer Systems Corporation	Software Engineering & Systems Management	Mar. 1984	100%
ORIX Create Corporation	Coordination of Advertising Activities	Jul. 1998	100%
ORIX Management Information Center Corporation	Accounting & Administration Services	Oct. 1999	100%
ORIX Callcenter Corporation	Call Center	Nov. 1999	100%
ORIX Human Resources Corporation	Outplacement Services	Feb. 2002	100%

Overseas Operations

	Country	Principal Business	Established (Acquired)	ORIX Ownership
The Americas
ORIX USA Corporation*3	U.S.A.	Corporate Finance Leasing Real Estate (Loan Servicing, Debt Investment, Development)	Aug. 1981	100%
Stockton Holdings Limited	Bermuda	Futures Trading, Reinsurance	(Jul. 1989)	27%
Asia, Oceania and Europe
ORIX Asia Limited	China (Hong Kong)	Leasing, Automobile Leasing	Sep. 1971	100%
ORIX Leasing Singapore Limited	Singapore	Leasing, Hire Purchase, Factoring	Sep. 1972	50%
ORIX Investment and Management Private Limited	Singapore	Equity Investment	May 1981	100%

8.1-3

	Country	Principal Business	Established (Acquired)	ORIX Ownership
ORIX CAR RENTALS PTE. LTD.	Singapore	Automobile Leasing & Rentals, Hire Purchase	Sep. 1981	45%
ORIX Capital Resources Limited	Singapore	Ship Finance	Nov. 1997	100%
ORIX Ship Resources Private Limited	Singapore	Ship Finance	Nov. 1997	100%
ORIX Maritime Corporation	Japan	Ship Operation Management	Nov. 1977	100%
ORIX Leasing Malaysia Berhad	Malaysia	Leasing, Lending, Hire Purchase	Sep. 1973	80%
ORIX Car Rentals Sdn. Bhd.*6	Malaysia	Automobile Rentals	Feb. 1989	28%
ORIX Auto Leasing Malaysia Sdn. Bhd.	Malaysia	Automobile Leasing	Oct. 2000	80%
PT. ORIX Indonesia Finance*7	Indonesia	Leasing, Automobile Leasing	Apr. 1975	96%
ORIX METRO Leasing and Finance Corporation	Philippines	Leasing, Automobile Leasing	Jun. 1977	40%
Thai ORIX Leasing Co., Ltd.	Thailand	Leasing	Jun. 1978	49%
ORIX Auto Leasing (Thailand) Co., Ltd.*8	Thailand	Automobile Leasing & Rentals	(Aug. 2001)	85%
Lanka ORIX Leasing Company Limited	Sri Lanka	Automobile Leasing, Hire Purchase	Mar. 1980	30%
ORIX Taiwan Corporation	Taiwan	Leasing, Hire Purchase, Loan Servicing	Oct. 1982	95%
ORIX Auto Leasing Taiwan Corporation	Taiwan	Automobile Leasing	Apr. 1998	100%
ORIX Auto Leasing Korea Corporation	Korea	Automobile Leasing	Feb. 2004	100%
ORIX Leasing Pakistan Limited	Pakistan	Leasing, Automobile Leasing, Lending	Jul. 1986	50%
ORIX Investment Bank Pakistan Limited	Pakistan	Investment Banking, Securities Brokerage, Lending	Jul. 1995	27%
INFRASTRUCTURE LEASING & FINANCIAL SERVICES LIMITED	India	Investment Banking, Corporate Finance	(Mar. 1993)	21%
ORIX Auto and Business Solutions Limited	India	Automobile Leasing	Mar. 1995	58%
IL&FS Investsmart Limited	India	Brokerage Services	(Mar. 2000)	31%
IL&FS Education & Technology Services Limited	India	Education Related Services	(Aug. 2000)	31%
Oman ORIX Leasing Company SAOG	Oman	Automobile Leasing, Hire Purchase	Jul. 1994	10%

8.1-4

	Country	Principal Business	Established (Acquired)	ORIX Ownership
ORIX Leasing Egypt SAE	Egypt	Leasing	Jun. 1997	34%
Saudi ORIX Leasing Company	Kingdom of Saudi Arabia	Leasing, Automobile Leasing	Jan. 2001	25%
MAF ORIX Finance PJSC	U.A.E.	Leasing	Apr. 2002	36%
ORIX Australia Corporation Limited	Australia	Leasing, Automobile Leasing & Rentals, Factoring	Jul. 1986	100%
ORIX New Zealand Limited	New Zealand	Leasing, Automobile Leasing & Rentals	Aug. 1988	100%
ORIX Ireland Limited	Ireland	Corporate Finance, Accounting & Administrative Services	May 1988	100%
ORIX Aviation Systems Limited	Ireland	Aircraft Leasing	Mar. 1991	100%
ORIX Aircraft Corporation	Japan	Aircraft Leasing	May 1986	100%
ORIX Polska S.A.	Poland	Leasing, Automobile Leasing	(May 1997)	100%

(As of March 31, 2005)

ORIX Corporation made a 40% equity investment in a leasing company in Kazakhstan in June 2005 and renamed it BTA ORIX Leasing JSC.

*[6]	The voting power percentage is 100%.
*[7]	The voting power percentage is 85%.
*[8]	The voting power percentage is 70%.

8.1-5